                                                                     EXHIBIT 4.1

                                RIGHTS AGREEMENT


     RIGHTS AGREEMENT, dated as of May 12, 2000 (the "AGREEMENT"), between Lakes Gaming, Inc., a Minnesota corporation (the "COMPANY"), and Norwest Bank Minnesota, National Association (the "RIGHTS AGENT").

     WHEREAS, on May 5, 2000, the Board of Directors of the Company (the "BOARD") authorized and declared a dividend distribution of one Right (as hereinafter defined) for each outstanding share of common stock, par value $.01 per share, of the Company (the "COMMON STOCK") outstanding on May 15, 2000 (the "RECORD DATE"), each Right initially representing the right to purchase one share of Common Stock upon the terms and subject to the conditions hereinafter set forth (the "RIGHTS");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby amend and restate the Agreement and agree as follows:

     SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

             (a) "ACQUIRING PERSON" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, without the prior approval of a majority of the Board of Directors shall be the Beneficial Owner (as such term is hereinafter defined) of voting securities having 15% or more of the then voting power of the Company or who was such a Beneficial Owner at any time after the date hereof, whether or not such person continues to be the Beneficial Owner of voting securities having 15% or more of the then voting power of the Company. Notwithstanding the foregoing, (A) the term Acquiring Person shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or (ii) any Person, who or which together with all Affiliates of such Person becomes the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock as a result of the acquisition of Common Stock directly from the Company (provided, however, that if, after such acquisition, such Person or any Affiliate of such Person becomes the Beneficial Owner of any additional shares of Common Stock in an acquisition not made directly from the Company, then such Person shall be deemed an Acquiring Person), and (B) no Person shall be deemed to be an Acquiring Person either (X) as a result of the acquisition of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares Beneficially Owned by such Person together with all Affiliates of such Person; except that if (i) such Person would become an Acquiring Person (but for the operation of this subclause (X)) as a result of the acquisition of Common Stock by the Company, and (ii) after such share acquisition by the Company, such Person or any Affiliate of such Person becomes the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed an Acquiring Person or (Y) if (i) such Person or any Affiliate of such Person inadvertently becomes the Beneficial Owner of 15% or more of the outstanding shares of Common Stock, and (ii) within eight (8) calendar days thereafter such Person notifies the Board of Directors that such Person did so inadvertently and (iii) within two (2) days after such notification, such Person is the Beneficial Owner of less than 15% of the outstanding shares of Common Stock. For purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Agreement (the "EXCHANGE ACT").

            (b)     "ACQUISITION EVENT" shall mean either the event described in
Section 11(a)(ii) or Section 13(a) hereof.

            (c) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

            (d) A Person shall be deemed the "BENEFICIAL OWNER" of, and shall be deemed to "BENEFICIALLY OWN", any securities:

                    (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                    (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights at any time prior to the occurrence of an Acquisition Event, but thereafter including the Rights acquired from and after the Distribution Date (as defined in Section 3(a) below) other than pursuant to
Section 3(a) below), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this clause (B) if the agreement, arrangement or understanding to vote such security: (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act, and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                    (iii) which are beneficially owned, directly or indirectly, Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (ii) of this paragraph (d)) or disposing of any voting securities of the Company.

            (e) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Minnesota are authorized or obligated by law or executive order to close.

            (f) "CLOSE OF BUSINESS" on any given date shall mean 5:00 P.M., Minneapolis, Minnesota time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Minneapolis, Minnesota time, on the next succeeding Business Day.

            (g) "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person or, if such Person is a subsidiary of another Person, the Person which ultimately controls such first-mentioned Person and which has issued and outstanding capital stock, equity securities or equity interests.

             (h) "PERSON" shall mean any individual, firm, corporation, partnership or other entity.

             (i) "STOCK ACQUISITION DATE" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

             (j) "SUBSIDIARY" shall mean, with reference to any other Person, any corporation of which a majority of any class of equity security is beneficially owned, directly or indirectly, by such other Person.

             Any determination required by the definitions contained in this
Section 1 shall be made by the Board in their good faith judgment, which determination shall be final and binding on the Rights Agent.

     SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such "Co-Rights Agents" as it may deem necessary or desirable. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agent shall be as the Company shall determine.

     SECTION 3.     ISSUE OF RIGHTS CERTIFICATES.

             (a) Until the earlier of (i) the close of business on the tenth Business Day after the Stock Acquisition Date, or (ii) the close of business on the tenth Business Day after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), to commence (which intention to commence remains in effect for five Business Days after such announcement), a tender or exchange offer which would result in such person becoming the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock (including any such date which is after the date of this Agreement and prior to the issuance of the Rights), (the earlier of such dates being herein referred to as the "DISTRIBUTION DATE"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit A hereto (the "RIGHTS CERTIFICATES"), evidencing one Right for each share of Common Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

             (b) The Company sent a copy of a Summary of Rights, in substantially the form of Exhibit B attached hereto, to each record holder of the Common Stock as of the Record Date. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date (as such term is defined in Section 7 hereof), the surrender for transfer of any of the certificates for the Common Stock outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

             (c) Certificates for the Common Stock issued after the Record Date, but prior to the earlier of the Distribution Date or the Expiration Date, shall be deemed also to be certificates for Rights, and shall bear the following legend:

                    This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Lakes Gaming,

                    Inc. and Norwest Bank Minnesota, National Association dated as of May 12, 2000 (the "RIGHTS AGREEMENT"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Lakes Gaming, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Lakes Gaming, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to, or held by, Acquiring, Persons or Affiliates or Associates thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

             With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and the registered holders of Common Stock shall also be the registered holders of the associated Rights, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

     SECTION 4.     FORM OF RIGHTS CERTIFICATES.

             (a) The Rights Certificates (and the forms of election to exercise and of assignment to be printed on the reverse thereof) shall each be substantially in the form attached hereto as Exhibit A and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the price per share set forth therein (the "PURCHASE PRICE"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

             (b)    Any Rights Certificate issued pursuant to Section 3(a) or
Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to or on behalf of holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors otherwise concludes in good faith (as determined in its discretion by the vote of a majority of the Directors then in office) is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible and reasonably identifiable as such) the following legend:


                    The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in that certain Rights Agreement between Lakes Gaming, Inc. and Norwest Bank Minnesota, National Association dated as of May12, 2000 (the "RIGHTS AGREEMENT"). Accordingly, this Rights Certificate and the Rights represented hereby may become void in the circumstances specified in Section 7(e) of the Rights Agreement.

     The provisions of Section 7(e) of the Rights Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.

     SECTION 5.     COUNTERSIGNATURE AND REGISTRATION.

             (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, or its President, either manually or by facsimile signature, which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

             (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its offices in St. Paul, Minnesota, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

     SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.

             (a) Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Rights Certificate or Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office or offices of the Rights Agent designated for such purpose. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

             (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

     SECTION 7.     EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF
RIGHTS.

             (a) Subject to Section 7(e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to exercise on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each share of Common Stock (or, if applicable, such other number of shares or other securities) as to which the Rights are exercised, at or prior to the earlier of (i) the close of business on May 12, 2010 (the "FINAL EXPIRATION DATE"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (such earlier time being herein referred to as the "EXPIRATION DATE"). Any Person who prior to the Distribution Date becomes a record holder of shares of Common Stock may exercise all of the rights of a registered holder of a Rights

Certificate with respect to the Rights associated with such shares of Common Stock in accordance with and subject to the provisions of this Agreement, including the provisions of Section 7(e) hereof, as of the date such Person becomes a record holder of shares of Common Stock.

             (b) The Purchase Price for each share of Common Stock pursuant to the exercise of a Right shall initially be Forty Dollars ($40.00), and shall be subject to adjustment from time to time as provided in Section 11 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

             (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to exercise duly executed, accompanied by payment (in cash, or by certified check or bank draft payable to the order of the Company) of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the shares of Common Stock issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of shares of Common Stock as are to be purchased (in which case certificates for the shares of Common Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to
Section 11(a)(iii) hereof, the Company will make all arrangements necessary so that such other securities, cash, and/or property are available for distribution by the Rights Agent, if and when appropriate. In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii), the Rights Agent shall return such Rights Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the Rights represented by such Rights Certificate no longer include the Rights provided by
Section 11(a)(ii) of the Rights Agreement and if less than all the Rights represented by such Rights Certificate were so exercised, the Rights Agent shall indicate on the Rights Certificate the number of Rights represented thereby which continue to include the Rights provided by Section 11(a)(ii).

             (d) In case the registered holder of any Rights Certificate shall exercise (except pursuant to Section 11(a)(ii)) less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights

Agent and delivered to the registered holder of such Rights Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 14 hereof.

             (e) Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of the event described in Section 11(a)(ii), any Rights beneficially owned by (a) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (b) except as provided below, a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, and (c) except as provided below, a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (i) a transfer (whether or not for consideration) from the Acquiring Person to or on behalf of holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (ii) a transfer which the Board of Directors otherwise concludes in good faith (as determined in its discretion by the vote of a majority of the Directors then in office) is part of a plan, arrangement or understanding which has as a primary purpose or effect of avoidance of this
Section 7(e), shall become null and void without any further action, and any holder of such Rights shall thereupon have no right to exercise such Rights. The Board of Directors (as determined in its discretion by the vote of a majority of the Directors then in office) may in appropriate circumstances waive application of this Section 7(e) and the requirements of Section 4(b) to any transfer by an Acquiring Person in connection with a transfer or series of transfers which cause an Acquiring Person to become the Beneficial Owner of voting securities having 5% or less of the voting power of the Company. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) hereof are complied with, but shall have no liability to any holder of Rights for the inability to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

             (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Rights Certificate upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the appropriate form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise shall have been completed and signed by the registered holder thereof and the Company shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request.

     SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company.

     SECTION 9.     RESERVATION AND AVAILABILITY OF COMMON STOCK.

             (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock, the number of shares of Common Stock that, except as provided in Section 11(a)(iii) and subject to Section 7(e) hereof, will be sufficient to permit the exercise in full of all outstanding Rights. In the event that there shall not be sufficient authorized but unissued shares of Common Stock to permit such exercise, the Company shall use its best efforts to have the stockholders of the Company take such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of Rights.

             (b) If the Company's Common Stock is listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for issuance upon the exercise of the Rights to be listed on such exchange upon official notice of issuance upon such exercise.

             (c) The Company shall use its best efforts to (i) file, as soon as practicable following the Distribution Date, a registration statement under the Securities Act of 1933 (the "ACT"), with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of the expiration of the Rights. The Company will also take such action as may be appropriate under the blue sky laws of the various states. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file any required registration statement. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

             (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

             (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for shares of Common Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of the shares of Common Stock in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Common Stock in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     SECTION 10. COMMON STOCK RECORD DATE. Each Person in whose name any certificate for shares of Common Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Common Stock (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock (or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

             (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and in Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Common Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of Common Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a)(ii).

             (ii) In the event any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall become an Acquiring Person, then, except as provided below and in Section 7(e) hereof, the holder of any Right which has not theretofore been exercised shall thereafter be entitled to receive, upon exercise of such Right at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of Common Stock of the Company equal to the result obtained by (1) multiplying the then current Purchase Price by the then number of shares of Common Stock for which a Right is then exercisable and (2) dividing that product by 50% of the current market price (determined pursuant to Section 11(d) hereof) per share of Common Stock as of the Stock Acquisition Date in question; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment also constitutes an event described in Section 13(a), then only the provisions of
Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

             (iii)  In lieu of issuing shares of Common Stock in accordance with
Section 11(a)(ii) hereof, the Company's Board of Directors may, if the Board of Directors determines in its discretion (as evidenced by the vote of a majority of the Directors then in office) that such action is necessary or appropriate and not contrary to the interests of holders of Rights, elect to issue or pay, upon the exercise of the Rights, cash (including an offset against the Purchase Price), property, shares of Common Stock, other securities or any combination thereof having an aggregate value equal to the value of the shares of Common Stock which otherwise would have been issuable pursuant to Section 11(a)(ii), which value shall be determined by a nationally recognized investment banking firm selected by the Company's Board of Directors (as determined by the Board in its discretion by the vote of a majority of the Directors then in office). For purposes of the preceding sentence, the value of any preferred stock which the Board of Directors determines to be a "COMMON STOCK EQUIVALENT" shall be deemed to have the same value as the Common Stock. Any such election by the Board of Directors must be made and publicly announced within 90 days of the relevant Stock Acquisition Date. Following the occurrence of an event described in
Section 11(a)(ii), the Board of Directors may (as determined in its discretion by the vote of a majority of the Directors then in office) suspend the exercisability of the Rights for a period of up to 90 days following the occurrence of such event to the extent that the Board of Directors has not determined whether to exercise its rights of election under this paragraph
(a)(iii). In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

             (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Common Stock (or securities convertible into Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into Common Stock) less than the current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors (as evidenced by the vote of a majority of the Directors then in office) whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

             (c) In case the Company shall fix a record date for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Stock, but including any dividend payable in stock other than Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on such record date, less the fair market value, as determined in good faith by the Board of Directors (as evidenced by the vote of a majority of the Directors then in office) whose determination shall be described in a statement filed with the Rights Agent, of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Common Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

             (d) For the purpose of any computation hereunder, the "CURRENT MARKET PRICE" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current market price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such

Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the thirty (30) Trading Day period after the ex- dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") National Market or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date, as determined in good faith by the Board of Directors (as evidenced by the vote of a majority of the Directors then in office), shall be used. The term "TRADING DAY" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors (as evidenced by the vote of a majority of the Directors then in office) whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

             (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock, as the case may be. Notwithstanding the first sentence of this
Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

             (f) If as a result of an adjustment made pursuant to Section 11(a) or Section 13, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Stock shall apply on like terms to any such other shares.

             (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

             (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares (calculated to the nearest ten-thousandth) of Common Stock obtained by
(i) multiplying (x) the number of shares covered by the Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

             (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to the adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the

Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

             (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

             (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Purchase Price.

             (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

             (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors shall determine in its discretion (as evidenced by the vote of a majority of the Directors then in office) to be advisable in order that any (i) consolidation or subdivision of the Common Stock, (ii) issuance wholly for cash of any shares of Common Stock at less than the current market price, (iii) issuance wholly for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such stockholders.

             (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person if at the time of or immediately after such consolidation, merger or sale (x) there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) there are not sufficient unissued, unreserved shares of Common Stock of the Company to permit the exercise in full of the Rights (except to the extent cash, property, or other securities have been substituted pursuant to Section 11(a)(iii)).

             (o) The Company covenants and agrees that, after the Stock Acquisition Date, it will not, except as permitted by Section 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action the purpose or effect of which is to diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

             (p) The exercise of Rights under Section 11(a) (ii) shall only result in the loss of rights under Section 11(a) (ii) with respect to Rights so exercised and shall not otherwise affect the rights represented by unexercised Rights under this Rights Agreement, including the rights represented by Section 13.

     SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

     SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

             (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company), then, and in each such case, proper provision shall be made so that: (i) following the Distribution Date, each holder of a Right, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as hereinafter defined), free and clear of liens, rights of call or first refusal, encumbrances or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the then number of shares of Common Stock for which a Right is then exercisable (without giving effect to the occurrence, if any, of any transaction described in Section 11(a)(ii) hereof) and (2) dividing that product by 50% of the current market price (determined pursuant to Section 11(d) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights.

             (b) "PRINCIPAL PARTY" shall mean:

                 (i) in the case of any transaction described in (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                 (ii) in the case of any transaction described in (z) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person, the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person;
(2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

             (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this
Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

                 (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

                 (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

                 (iii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all material respects with the requirements for registration on Form 10 under the Exchange Act.

          The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, and sales or other transfers. If an adjustment under
Section 13(a) occurs at any time after an adjustment under Section 11(a)(ii), the Rights that have not theretofore been exercised will thereafter become exercisable in the manner described in Section 13(a).

     SECTION 14.    FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

          (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors (as evidenced by the vote of a majority of the Directors then in office). If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors (as evidenced by the vote of a majority of the Directors then in office) shall be used.

             (b) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Section 14(b), the current market value of a share of Common Stock shall be the closing sale price of a share of Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

             (c) Following the occurrence of an Acquisition Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this Section 14(c), the current market value of one (1) share of Common Stock shall be the closing sale price of a share of Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

             (d) The holder of a Right by the acceptance of the Rights expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

     SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.

     SECTION 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

             (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

             (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer; and

             (c) the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwith standing any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

     SECTION 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     SECTION 18.    CONCERNING THE RIGHTS AGENT.

             (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

             (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     SECTION 19.    MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

             (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

             (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     SECTION 20. DUTIES OF RIGHTS AGENT The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

             (a) The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

             (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "CURRENT MARKET PRICE") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

             (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

             (d) The Rights Agent shall not be liable for or by reason of any f the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

             (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

             (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

             (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

             (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

             (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, or omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, or omission, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

             (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of Minnesota (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Minnesota), in good standing, having a principal office in the State of Minnesota, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $250,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this
Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     SECTION 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Final Expiration Date, the Company (a) will, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion, or exchange of securities issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (y) no such Rights Certificate will be issued if, and to the extent that, the Company is advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (z) no such Rights Certificate will be issued if, and to the extent that, appropriate adjustment has otherwise been made in lieu of the issuance of such Rights Certificate.

     SECTION 23.    REDEMPTION AND TERMINATION.

             (a) (i) Subject to the provisions of Section 24 and 27, the Board of Directors may, at its option, at any time prior to 5:00 P.M., Minneapolis, Minnesota time, on the earlier of (i) the tenth Business Day following the related Stock Acquisition Date, or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "REDEMPTION PRICE").

                    (ii) In addition, the Board of Directors may redeem all, but not less than all, of the then outstanding Rights at the Redemption Price following the occurrence of a Stock Acquisition Date but prior to any event described in Section 13(a) either (x) if each of the following shall have occurred and remain in effect: (1) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in a transaction, or series of transactions, such that such Person is thereafter a Beneficial Owner of voting securities have 5% or less of the voting power of the Company and (2) there are no other Persons, immediately following the occurrence of the event described in clause (1), who are Acquiring Persons or (y) in connection with any event specified in Section 13(a), not involving an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

             (b) In the case of a redemption permitted under Section 23(a), immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten Business Days after the action of the Board of Directors ordering any redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

     SECTION 24.    EXCHANGE.

             (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such plan or any trust agreement entered into by the Company to secure benefits payable under any employee benefit plan of the Company or any Subsidiary of the Company), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of shares of Common Stock representing 50% or more of the Common Stock then outstanding.

             (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The

Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of the then outstanding Rights at their last address as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number and kind of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights being exchanged (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) and the number of Rights held by each holder.

             (c) In the event that there shall not be sufficient Common Shares issued but not outstanding, or authorized but unissued, to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights.

     SECTION 25. NOTICE OF CERTAIN EVENTS. In case the Company shall propose, at any time after the Distribution Date, (a) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (b) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty (20) days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock whichever shall be the earlier.

     In case of the occurrence of the event set forth in Section 11(a)(ii) of this Agreement, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Common Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

     SECTION 26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                    Lakes Gaming, Inc.
                    130 Cheshire Lane
                    Minnetonka, Minnesota 55305
                    Attention:       Chief Executive Officer

     Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                    Norwest Bank Minnesota, National Association
                    161 North Concord Exchange
                    South St. Paul, MN  55075-0538
                    Attention: Nancy Rosengren

     Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     SECTION 27. SUPPLEMENTS AND AMENDMENTS. The Company and the Rights Agent shall from time to time, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates (or, prior to the Distribution Date, the associated Common Stock certificates) in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,
(iii) to extend the period for redemption provided in Section 23 or the Final Expiration Date, notwithstanding anything to the contrary provided in clause (v) hereof, (iv) prior to the Distribution Date, to change or supplement any of the provisions hereunder which the Company may deem necessary or desirable to effectuate the purposes of this Agreement or (v) following the Distribution Date, to change or supplement any of the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement shall not be supplemented or amended in any way following the Distribution Date unless such amendment is approved by a majority of the Board of

Directors (as determined in its discretion by the vote of a majority of the Directors then in office) whose determination shall be final. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this
Section 27, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

     SECTION 28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

     SECTION 30. ADMINISTRATION OF AGREEMENT. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or the Company or as may be necessary or advisable in the administration of this Agreement, including without limitation the right and power to interpret the Agreement and to make all determinations deemed necessary or advisable for the administration of this Agreement. All such acts, interpretations and determinations done or made by the Board in good faith shall be final, conclusive and binding on the Company, the Rights Agent and the holders of the Rights. Accordingly, the Board shall not be liable to the holders of Rights Certificates or any other party for any determination made, action taken, or action omitted to be taken pursuant to the terms of this Agreement, if such determination, action or omitted action was made or taken in good faith.

     SECTION 31. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided, however, that notwithstanding anything in this Agreement or the Rights to the contrary, if any such term, provision, covenant, or restriction is held by such court or authority to be invalid, void, or unenforceable and the Board of Directors determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 shall be reinstated and shall not expire until the close of business on the 15th calendar day following the date of such determination.

     SECTION 32. GOVERNING LAW. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Minnesota and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

     SECTION 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION 34. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                          LAKES GAMING, INC.


                          By  /s/  Timothy J. Cope
                            ----------------------------------------------------
                          Its Executive Vice President & Chief Financial Officer
                          ------------------------------------------------------

                          NORWEST BANK MINNESOTA,
                               NATIONAL ASSOCIATION


                          By  /s/ Karri L. VanSell
                            ----------------------------------------------------
                          Its Assistant Vice President
                              --------------------------------------------------